EXHIBIT 99.1


                   COLEMAN SUCCESSFULLY COMPLETES SALE OF
                 SAFETY AND SECURITY BUSINESS TO SIEBE PLC



WICHITA, KS - MARCH 25, 1998 - Coleman (NYSE: CLN) today announced that it has successfully completed the sale of Coleman Safety & Security Products to Siebe plc. Coleman Safety & Security Products manufactures and markets smoke alarms, thermostats and carbon monoxide detectors.

The purchase price was approximately $105 million. In addition, Siebe will license the "Coleman" name for certain products sold through retail distribution.

Coleman is the world's leading manufacturer and marketer of outdoor recreational products. It manufactures and distributes widely diversified product lines for camping, leisure time and hardware markets in the United States, Canada and more than 100 other countries.

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Press Contacts:                           Investors Relations Contact:
Mary Ann Dunnell                          Marc R. Shiffman
(212) 484-7797                            (212) 527-4557